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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated February 26, 1999 relating to the consolidated financial statements of Lyondell Chemical Company (formerly Lyondell Petrochemical Company) appearing on page 53 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998, our report dated February 26, 1999 relating to the financial statements of Equistar Chemicals, LP appearing on page 84 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated February 6, 1998 relating to the financial statements of LYONDELL-CITGO Refining LP (formerly LYONDELL-CITGO Refining Company Ltd.) appearing on page 107 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectuses.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 1, 1999